Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-248996) pertaining to the Amended and Restated 2015 Equity Incentive Plan, 2020 Equity Incentive Plan, and the 2020 Employee Stock Purchase Plan, of our report dated March 18, 2021, with respect to the consolidated financial statements of Metacrine, Inc., incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

San Diego, California

March 18, 2021